Exhibit 99.1
Astec Industries, Inc.
News Release

   1725 Shepherd Road  |  Chattanooga, TN  37421  |  Phone (423) 899-5898  |  Fax 899-4456

ASTEC INDUSTRIES REPORTS SECOND QUARTER RESULTS

CHATTANOOGA, Tenn. (July 25, 2011) – Astec Industries, Inc. (Nasdaq:  ASTE) today reported results for their second quarter ended June 30, 2011.

The Company reported net income attributable to controlling interest of $14.1 million for the second quarter of 2011 compared to $10.3 million for the second quarter of 2010 for an increase of 36.9%.  Net income attributable to controlling interest for the second quarter of 2011 was $0.61 per diluted share compared to $0.45 per diluted share for the second quarter of 2010 for a 35.6% increase.

Revenues for the second quarter of 2011 were $247.8 million compared with $209.2 million for the second quarter of 2010 for an 18.5% increase.  Domestic sales were $139.5 million during the second quarter of 2011 compared to $129.2 million during the second quarter of 2010.  International sales accounted for $108.3 million of revenues during the second quarter of 2011 compared to $80.0 million during the second quarter of 2010 and accounted for 43.7% of total sales for the second quarter of 2011 compared to 38.2% for the second quarter of 2010.

The Company’s backlog at June 30, 2011 was $217.1 million compared to $139.7 million at June 30, 2010 for a 55.4% increase.  Domestic backlog increased 64.2% and international backlog increased 49.2%.

Consolidated financial statements for the second quarter ended June 30, 2011 and additional information related to segment revenues and profits are attached as addenda to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, “We are pleased with the performance of the Company during the second quarter especially considering the tough economic conditions that continue to persist.  The 18.5% increase in revenues was largely attributable to the increase in international sales which accounted for 43.7% of the total sales during the second quarter.  The lack of a long-term highway bill and concern about a solution to rising deficits are causing our domestic customers to continue to be cautious about making capital investments.  We continue to investigate a number of potential acquisitions that will be complementary to our existing businesses.”

Dr. Brock continued, “On July 31, 2011, F. McKamy Hall will step down from the position of Chief Financial Officer.  McKamy will become Vice President of Business Development and will head up our efforts in seeking and investigating opportunities for expansion of our businesses while still reporting directly to me.  McKamy began his career with Astec in 1987 as Corporate Controller and became Vice President and Chief Financial Officer in 1998.  I sincerely appreciate and want to thank McKamy for his years of service, assistance, and leadership as our Chief Financial Officer.  Fortunately, McKamy’s contributions to our success are not over.  I look forward to continuing to work with him as we seek to continue to grow our business.

David Silvious will be promoted from Corporate Controller to Vice President and Chief Financial Officer.  David has been with Astec for twelve years and was in public accounting seven years prior to joining Astec.  He is a CPA and has an MBA.  David has been working for twelve years under McKamy’s guidance and supervision and has served as Corporate Controller since 2005.  We are pleased and excited about his new duties and position.

Also, Steve Anderson will be  promoted to Vice President of Administration and will retain his responsibilities as Corporate Secretary and Director of Investor Relations.”

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on July 25, 2011 at 10:00 A.M. Eastern Time to review its second quarter results as well as current business conditions.  The number to call for this interactive teleconference is (877) 407-9210.  International callers should dial (201) 689-8049.   Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call.  The live broadcast of Astec’s conference call will be available online at the Company’s website: www.astecindustries.com/conferencecalls.  An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Saturday, August 6, 2011 by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 375728.  A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

 Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s equipment and manufacturing operations are divided into four primary business groups:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.  The Other Group contains wood processing equipment manufacturing and Australian distribution for several of the Astec companies as well as Corporate.

The information contained in this press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the effects on the Company from its backlog, the effects of the economic downturn, the continued growth of our international business, the status of the multi-year highway bill and investigation of potential acquisitions and divestitures.  These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include:  general uncertainty in the economy, future downturns in the economy, rising oil and liquid asphalt prices, rising steel prices, the effect of any future federal stimulus package, decreased funding for highway projects, tax and healthcare reform, the relative strength/weakness of the dollar to foreign currencies, production capacity, general business conditions in the industry, demand for the Company’s products, seasonality and cyclicality in operating results, seasonality of sales volumes or lower than expected sales volumes, lower than expected margins on custom equipment orders, competitive activity and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2010.

For Additional Information Contact:
J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Secretary / Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: sanderson@astecindustries.com
or
David C. Silvious
Corporate Controller
Phone: (423) 899-5898
Fax:  (423) 899-4456
Email: dsilvious@astecindustries.com

Astec Industries, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30	June 30
	2011	2010
Assets
Current assets
Cash and cash equivalents	$73,490	$81,989
Receivables, net	103,842	84,736
Inventories	281,152	224,279
Prepaid expenses and other	24,261	18,205
Total current assets	482,745	409,209
Property and equipment, net	174,582	167,952
Other assets	33,880	34,035
Total assets	$691,207	$611,196
Liabilities and equity
Current liabilities
Accounts payable - trade	$49,499	$37,469
Other accrued liabilities	92,253	73,030
Total current liabilities	141,752	110,499
Other non-current liabilities	30,960	28,598
Total equity	518,495	472,099
Total liabilities and equity	$691,207	$611,196

Astec Industries, Inc.
Consolidated Statements of Income
(in thousands, except shares and share data)
(unaudited)

	Three Months Ended		SIx Months Ended
	June 30		June 30
	2011	2010	2011	2010
Net sales	$247,756	$209,249	$477,945	$402,704
Cost of sales	185,785	162,571	361,271	309,884
Gross profit	61,971	46,678	116,674	92,820
Selling, general, administrative & engineering expenses	38,789	30,824	78,278	63,542
Asset impairment charge	2,170	-	2,170	-
Income from operations	21,012	15,854	36,226	29,278
Interest expense	58	135	94	259
Other income, net of expenses	366	122	773	610
Income before income taxes	21,320	15,841	36,905	29,629
Income taxes	7,215	5,511	12,642	10,467
Net income	14,105	10,330	24,263	19,162
Net income attributable to noncontolling interest	19	22	33	60
Net income attributable to controlling interest	$14,086	$10,308	$24,230	$19,102

Earnings per Common Share
Net income attributable to controlling interest
Basic	$0.62	$0.46	$1.07	$0.85
Diluted	$0.61	$0.45	$1.06	$0.84

Weighted average common shares outstanding
Basic	22,576,222	22,507,078	22,571,192	22,490,431
Diluted	22,991,917	22,832,785	22,955,707	22,800,223

Astec Industries, Inc.
Segment Revenues and Profits
For the three months ended June 30, 2011 and 2010
(in thousands)
(unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2011 Revenues	68,183	86,562	53,466	23,088	16,457	247,756
2010 Revenues	65,362	67,000	47,231	13,636	16,020	209,249
Change $	2,821	19,562	6,235	9,452	437	38,507
Change %	4.3%	29.2%	13.2%	69.3%	2.7%	18.4%

2011 Gross Profit	16,750	22,406	15,627	3,934	3,254	61,971
2011 Gross Profit %	24.6%	25.9%	29.2%	17.0%	19.8%	25.0%
2010 Gross Profit	14,961	15,199	12,233	868	3,417	46,678
2010 Gross Profit %	22.9%	22.7%	25.9%	6.4%	21.3%	22.3%
Change	1,789	7,207	3,394	3,066	(163)	15,293

2011 Profit (Loss)	9,102	9,727	8,532	172	(13,565)	13,968
2010 Profit (Loss)	7,574	4,973	6,264	(1,901)	(6,069)	10,841
Change $	1,528	4,754	2,268	2,073	(7,496)	3,127
Change %	20.2%	95.6%	36.2%	109.0%	(123.5%)	28.8%

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows (in thousands):

	Three months ended June 30
	2011	2010	Change $
Total profit for all segments	$13,968	$10,841	$3,127
Net income attributable to non-controlling interest in subsidiary	(19)	(22)	3
Recapture (elimination) of intersegment profit	137	(511)	648
Net income attributable to controlling interest	$14,086	$10,308	$3,778

Astec Industries, Inc.
Segment Revenues and Profits
For the six months ended June 30, 2011 and 2010
(in thousands)
(unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2011 Revenues	141,937	165,415	103,421	34,755	32,417	477,945
2010 Revenues	135,423	125,919	89,314	22,563	29,485	402,704
Change $	6,514	39,496	14,107	12,192	2,932	75,241
Change %	4.8%	31.4%	15.8%	54.0%	9.9%	18.7%

2011 Gross Profit	35,978	41,155	29,067	4,057	6,417	116,674
2011 Gross Profit %	25.3%	24.9%	28.1%	11.7%	19.8%	24.4%
2010 Gross Profit	35,168	28,386	22,743	511	6,012	92,820
2010 Gross Profit %	26.0%	22.5%	25.5%	2.3%	20.4%	23.0%
Change	810	12,769	6,324	3,546	405	23,854

2011 Profit (Loss)	19,921	15,349	15,843	(3,677)	(22,063)	25,373
2010 Profit (Loss)	20,369	7,795	11,475	(5,443)	(13,579)	20,617
Change $	(448)	7,554	4,368	1,766	(8,484)	4,756
Change %	(2.2%)	96.9%	38.1%	32.4%	(62.5%)	23.1%

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows (in thousands):

	Six months ended June 30
	2011	2010	Change $
Total profit for all segments	$25,373	$20,617	$4,756
Net income attributable to non-controlling interest in subsidiary	(33)	(60)	27
Elimination of intersegment profit	(1,110)	(1,455)	345
Net income attributable to controlling interest	$24,230	$19,102	$5,128

Astec Industries, Inc.
Backlog by Segment
June 30, 2011 and 2010
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2011 Backlog	84,794	95,598	10,297	13,951	12,448	217,088
2010 Backlog	66,201	48,612	11,189	7,865	5,825	139,692
Change $	18,593	46,986	(892)	6,086	6,623	77,396
Change %	28.1%	96.7%	(8.0%)	77.4%	113.7%	55.4%